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Exhibit 99(a)(3)

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the action you should take, you are recommended immediately to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant, independent financial adviser or other professional adviser who, if you are taking advice in Ireland, is authorised or exempted under the Investment Intermediaries Act, 1995 or the Stock Exchange Act, 1995 or, if you are taking advice in the United Kingdom, is authorised pursuant to the Financial Services and Markets Act 2000 of the United Kingdom.

This document should be read in conjunction with the Offer Document dated 5 July 2002 (the "Offer Document").

If you have sold or otherwise transferred all of your JSG Shares, you should send this Form of Acceptance, together with the accompanying Offer Document, at once to the purchaser or transferee, or to the stockbroker, bank or other agent through or to whom the sale or transfer was effected, for onward transmission to the purchaser or transferee. However, such documents must not be forwarded, distributed or otherwise transmitted in or into any other jurisdiction where it would be unlawful to do so.

The Offer is not being made, in or into, and may not be accepted in or from any jurisdiction where it would be unlawful to do so. JSG Shareholders with registered addresses outside Ireland, the United Kingdom or the United States are referred to paragraphs 8 and 11 of Part B of Appendix II to the accompanying Offer Document. All persons who may have an obligation to, or may otherwise intend to, forward this Form of Acceptance and the accompanying Offer Document to any jurisdiction outside Ireland, the United States and the United Kingdom should read further details in this regard which are contained in paragraphs 8 and 11 of Part B of Appendix II to the accompanying Offer Document before taking any action. To accept the Offer, holders of JSG ADSs must complete the Letter of Transmittal (rather than the Form of Acceptance) in accordance with the instructions printed on it or comply with the instructions in the Letter of Transmittal applicable to book-entry transfers.

The Loan Note Alternative is not being offered in, and it may not be accepted in or from Australia, the United States or any other jurisdiction where it would be unlawful to do so. The Loan Notes which may be issued pursuant to the Offer have not been, and will not be, registered under the Securities Act or under any relevant securities laws of any state or other jurisdiction of Australia, the United States or any other jurisdiction where it would be unlawful to do so and may not be offered, sold, resold, delivered or transferred, directly, or indirectly, in or into Australia, the United States, or any other jurisdiction where it would be unlawful to do so except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act (in the case of the United States) and other applicable requirements of such jurisdictions. This document does not constitute an offer to sell or the solicitation of an offer to buy Loan Notes in Australia, the United States or in any other jurisdiction in which such an offer or sale is unlawful.

Deutsche Bank, which is regulated in the United Kingdom by the Financial Services Authority, is acting for Madison Dearborn Partners, L.L.C. and MDCP Acquisitions I ("MDCP Acquisitions") and no one else in connection with the Offer and will not be responsible to anyone other than Madison Dearborn Partners, L.L.C. and MDCP Acquisitions for providing the protections afforded to clients of Deutsche Bank, or for providing advice in relation to the Offer. Deutsche Bank Securities Inc., which is a licensed broker-dealer in the United States, is acting as dealer manager in the United States in relation to the Offer.

FORM OF ACCEPTANCE AND AUTHORITY

Recommended Cash Offer*

by

MDCP ACQUISITIONS I

an affiliate of

MADISON DEARBORN PARTNERS, L.L.C.

and (outside the United States) by

DEUTSCHE BANK

on its behalf

for

JEFFERSON SMURFIT GROUP plc

Acceptances of the Offer should be returned as soon as possible and, in any event, so as to be received no later than 1.00 p.m. (Dublin time), 8.00 a.m. (New York time), on 6 August 2002.

Unless the context otherwise requires, the definitions contained in the Offer Document also apply in this Form of Acceptance (the "Form").

ACTION TO BE TAKEN

  •
  To accept the Offer, complete page 3 of this Form, following the instructions and notes for guidance set out on pages 2 and 4. Please then sign Box 5 on page 3 of this Form in the presence of a witness who must also sign in that Box and give his or her address.
  •
  Return this Form, duly completed and signed and, if your JSG Shares are in certificated form, accompanied by your share certificate(s) and/or other document(s) of title, by hand (during normal business hours) or by post to Capita Corporate Registrars Plc as soon as possible, but in any event so as to be received by no later than 1.00 p.m. (Dublin time), 8.00 a.m. (New York time), on 6 August 2002. A reply-paid envelope is enclosed for you to lodge documents by post.
  •
  If your JSG Shares are in uncertificated form (that is, if you do not have a paper share certificate because your shares are held in CREST), you should return this Form and take the action described in paragraph 10 of Part B of Appendix II to the accompanying Offer Document to transfer your JSG Shares to an escrow balance. For this purpose, the participant ID of the escrow agent, Capita Corporate Registrars Plc in its capacity as a CREST receiving agent, is 7RA08, the member account ID of the escrow agent is JSMURFIT, the corporate action number is allocated by CREST and can be found by viewing the relevant Corporate Action details in CREST and the Form of Acceptance Reference Number on this Form (for insertion in the first eight characters of the shared note field on the TTE instruction) is shown next to Box 4 on page 3 of this Form. You should ensure that the transfer to escrow settles not later than 1.00 p.m. (Dublin time), 8.00 a.m. (New York time), on 6 August 2002. If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form.
  •
  If you hold JSG Shares in both certificated and uncertificated form (that is, CREST), you should complete a separate Form for each holding. If you hold JSG Shares in uncertificated form, but under different member account IDs, you should complete a separate Form in respect of each member account ID. Similarly, if you hold JSG Shares in certificated form, but under different designations, you should complete a separate Form in respect of each designation. You can obtain further Forms by contacting Capita Corporate Registrars if calling from Ireland on telephone number (01) 810 2494 or if calling from outside Ireland on telephone number +353 1 810 2494 or by post at Capita Corporate Registrars Plc, PO Box 7117, Dublin 2, Ireland. Photocopies or duplicates of this Form are not acceptable for the purposes of accepting the Offer.
  •
  If your JSG Shares are in certificated form and your share certificate(s) and/or other document(s) of title are with your bank, stockbroker or other agent and your share certificate(s) and/or other document(s) of title are readily available, you should complete and sign this Form and arrange for it to be lodged by such agent with the relevant document(s). If your share certificate(s) and/or other document(s) of title is/are not readily available, please read Note 7 on page 4 of this Form.
  •
  If you hold JSG Shares jointly with others, you must arrange for all your co-holders to sign this Form.
  •
  The Offer is not being made in or into any jurisdiction where it would be unlawful to do so. Any Form which is received in an envelope postmarked in, or which appears to MDCP Acquisitions, Deutsche Bank or their agents to have been sent from any jurisdiction where it would be unlawful to make the Offer may be treated as invalid.
  •
  Please read Part B of Appendix II to the Offer Document, the provisions of which form part of this Form.
  •
  If you require assistance on how to complete this Form, please contact Capita Corporate Registrars Plc if calling from Ireland on telephone number (01) 810 2494 or if calling from outside Ireland on telephone number +353 1 810 2494 or by post at Capita Corporate Registrars Plc, PO Box 7117, Dublin 2, Ireland.

*    The Offer described in the Offer Document is final and will not be raised, except that in the event a competitive situation arises or an alternative third party proposal is made, MDCP Acquisitions reserves the right to revise any term of the Offer.

INSTRUCTIONS FOR COMPLETING PAGE 3 OF THIS FORM
The terms of Part B of Appendix II to the Offer Document form part of this Form

1	To Accept the Offer

To accept the Offer, insert in Box 1 the total number of JSG Shares for which you wish to accept the Offer, whether or not you wish to accept the Loan Note Alternative. CREST participants should insert in Box 1 the same number of shares as entered in the related TTE instruction.

You must sign Box 5 in the presence of a witness in accordance with the instructions set out below, which will constitute your acceptance of the Offer. If no number, or a number greater than your entire holding of JSG Shares, is inserted in Box 1 and you have signed Box 5, you will be deemed to have accepted the Offer in respect of your entire holding of JSG Shares as referred to in sub-paragraph 11.1(c) of Part B of Appendix II to the Offer Document.

By accepting the Offer, you will be deemed (unless you insert "NO" in Box 7) to give the warranties in sub-paragraph 11.3 of Part B of Appendix II to the Offer Document.

PLEASE ENSURE YOUR SHARE CERTIFICATE(S) AND/OR OTHER DOCUMENT(S) OF TITLE ARE ENCLOSED.

2	Loan Note Alternative

To elect for Loan Notes instead of all or part of the cash receivable under the Offer, you should complete Box 1, and then write in Box 2 the number of JSG Shares for which you wish to elect to receive the Loan Notes rather than cash as consideration. You must sign Box 5 and complete, if appropriate, Boxes 3, 4, 6 and/or 7. If a number greater than the number of JSG Shares inserted, or deemed to be inserted, in Box 1 is inserted in Box 2, the number inserted in Box 2 shall be deemed to be equal to the number inserted, or deemed to be inserted, in Box 1.

Please refer to paragraph 4(e)(i) of Part B of Appendix II to the Offer Document. If you are unable to give the representations and warranties required by that paragraph, you must put "NO" in the applicable box of Box 2. If you do not put "NO" in such box, you will be deemed to have given such representations and warranties.

3	Full Name(s) and Address(es) of Registered Shareholder(s)

If the registered holder(s) details printed at the top of page 3 are incorrect, please complete Box 3 with the full name(s) and address(es) of all registered holder(s) in BLOCK CAPITALS. Unless you complete Box 6, the address of the first-named holder shown in Box 3 is the address to which the payment of the cash consideration or Loan Note Certificates becoming due to you will be sent. If you insert in Box 3 an address in the United States or Australia and you have elected for the Loan Note Alternative, you must insert in Box 6 an alternative address outside the United States or Australia. Telephone number for queries. Please enter a day-time telephone number (including international code) where you can be contacted in the event of any query arising from completion of this Form. You must not insert a telephone number in the United States or Australia if you have elected for the Loan Note Alternative.

4	Participant ID and Member Account ID

If your JSG Shares are in CREST, you must insert in Box 4 the participant ID and the member account ID under which such JSG Shares are held by you in CREST. You must also transfer (or procure the transfer of) the JSG Shares concerned to an escrow balance, specifying in the TTE Instruction the participant ID and member account ID inserted in Box 4 and the eight digit Form of Acceptance Reference Number of this Form and the other information referred to in paragraph 10 of Part B of Appendix II to the Offer Document. The eight digit Form of Acceptance Reference Number appears next to Box 4 on page 3 of this Form.

5	Signatures

To accept the Offer for your JSG Shares, you MUST SIGN Box 5, regardless of which other boxes you complete. In the case of joint holders, ALL joint holders must sign Box 5. Each holder must sign in the presence of a witness. The witness must be over 18 years of age and must not be one of the joint holders.

The same witness may witness each signature of the registered joint holders. If the acceptance is not made by the registered joint holder(s), insert the name(s) and capacity(ies) (e.g., executor) of the person(s) making the acceptance. A body corporate incorporated in Ireland must execute under seal, the seal being affixed and witnessed in accordance with its articles of association or equivalent regulations. A body corporate incorporated outside Ireland should execute this Form as a deed in accordance with the laws of the territory in which the relevant company is incorporated and with the provisions of its articles of association or equivalent regulations. In all cases, the name of the company must be inserted above the signatures.

6	Alternative Addresses

If you want payment of the cash consideration, Loan Note Certificates and/or other documents to be sent to an address other than the address of the first-named registered holder in Box 3 (or if Box 3 is blank, the first-named registered holder printed at the top of page 3) (e.g., the address of your bank manager or stockbroker), you should complete Box 6 in BLOCK CAPITALS with the name of such person and the address (which if you have elected for the Loan Note Alternative, must be outside the United States or Australia). Box 6 must be completed by holders who have completed Box 3 if you have elected for the Loan Note Alternative, with an address in the United States or Australia.

7	Overseas Person

If you are, or hold JSG Shares for, a citizen, resident or national of a country other than Ireland, the United Kingdom or the United States, please refer to subparagraph 11.3 of Part B of Appendix II to the Offer Document. If you are unable to give the warranties required by that paragraph, you must put "NO" in Box 7. If you do not put "NO" in Box 7, you will be deemed to have given such warranties.

HELPLINE:

If you require further assistance in completing this Form, please contact Capita Corporate Registrars if calling from Ireland on telephone number (01) 810 2494 or if calling from outside Ireland on +353 1 810 2494.

PLEASE COMPLETE (IN ACCORDANCE WITH THE INSTRUCTIONS ON PAGE 2)
THE NOTES ON PAGE 4 MAY ASSIST YOU

1	TO ACCEPT THE OFFER To accept the Offer for your JSG Shares, complete Box 1 and, if appropriate, Boxes 2, 3, 4, 6 and/or 7 and sign Box 5 in the presence of a witness.
Please ensure that, if your JSG Shares are in certificated form, your share certificate(s) and/or other documents(s) of title are enclosed to cover the number of shares being accepted.
BOX 1 Number of JSG Shares for which you wish to accept the Offer

2
TO ELECT THE LOAN NOTE ALTERNATIVE

 Complete Boxes 1 and 2 and, if appropriate, Boxes 3, 4, 6 and/or 7 and sign Box 5 in the presence of a witness.
Please put "NO" in the following Box if you are UNABLE to give the representations and warranties set out in Paragraph 4(e)(i) of Part B of Appendix II to the Offer Document.
BOX 2 Number of JSG Shares for which you are electing for the Loan Note Alternative

3	FULL NAME(S) AND ADDRESS(ES) OF REGISTERED SHAREHOLDER(S)
BOX 3
First registered holder	Other registered holders
1. Forename(s)	2. Forename(s)
Surname	Surname
Address	Address

Postcode	Postcode
Telephone	Telephone
If case of query, please give a day-time telephone number (including full international code)

4	PARTICIPANT ID AND MEMBER ACCOUNT ID Complete this Box only if your JSG Shares are in CREST. The Form of Acceptance Reference Number of this Form is:
BOX 4
Participant ID Member account

5	SIGN HERE TO ACCEPT THE OFFER Execution by individuals
BOX 5
Witnessed by: (see paragraph 5 on page 2 for details as to who may act as witness)
Signed and delivered as a deed by:
1. L.S.	1. Name of witness	Address of witness
Signature	Signature
2. L.S.	2. Name of witness	Address of witness
Signature	Signature
3. L.S.	3. Name of witness	Address of witness
Signature	Signature
4. L.S.	4. Name of witness	Address of witness
Signature	Signature

    IMPORTANT: Each registered holder who is an individual MUST SIGN IN THE PRESENCE OF A WITNESS (not being one of the registered joint holders) who must be over 18 years of age and who also must sign and print his/her name and address where indicated.

Execution by a company
If you are a COMPANY please affix seal and/or sign below. *Executed and delivered as a deed by (or if incorporated in Ireland executed under the common seal of)
Name of company
*In the presence of/acting by:
Signature of director	Name of director
*Signature of director/secretary	*Name of director/secretary	Affix seal here
*delete as appropriate

6
ADDRESS (outside Australia and the United States, if an election for the Loan Note Alternative is made), to which payment of the cash consideration, Loan Note Certificates and/or other documents are to be sent (if different from the address of the first-named holder in Box 3) or the first named holder as personalised at the top of page 3.
BOX 6
Name Address (to be completed in BLOCK CAPITALS)

7	OVERSEAS PERSON: Please put "NO" in Box 7 if you are UNABLE to give the representations and warranties set out in paragraph 11.3 of Part B of Appendix II to the Offer Document.
BOX 7

Notes regarding the completion and lodging of this Form

In order to avoid inconvenience to you and delay, the following points may assist you.

1.      If your name and/or other details are shown incorrectly on your share certificate(s):

(a)
If your name and/or other details as recorded on your share certificate(s) are incorrect, you should write the correct details in Box 3 and lodge this Form with your share certificate(s). If your name has been recorded incorrectly (John Smith instead of John Smyth), you should also lodge a letter from your bank, stockbroker or solicitor stating that the person who has signed the Form is one and the same person as the person named on the register of members.
(b)
If you have changed your name, lodge your marriage certificate or the deed poll with this Form for noting.
(c)
If you have changed your address, write the correct address in Box 3.

2.      If you have sold or otherwise transferred all, or wish to sell part of your holding, of JSG Shares:

If you have sold or otherwise transferred all your holding of JSG Shares, you should send this Form, the Offer Document and reply-paid envelope at once to the purchaser or transferee or to the stockbroker, bank or other agent through whom you made the sale or transfer for delivery to the purchaser or transferee. However, such documents must not be forwarded, distributed or otherwise transmitted in or into any jurisdiction where it would be unlawful to do so. If your JSG Shares are in certificated form, and you wish to sell or otherwise transfer part of your holding of JSG Shares and wish to accept the Offer in respect of the balance but are unable to obtain the balance certificate by 6 August 2002, you should ensure that the bank, stockbroker or other agent through whom you make the sale or transfer obtains the appropriate endorsement or indication, signed on behalf of JSG's registrar, Capita Corporate Registrars Plc, Unit 5, Manor Street Business Park, Manor Street, Dublin 7, Ireland, in respect of the balance of your holding of JSG Shares.

3.      If a holder is away from home (e.g. abroad or on holiday):

Send this Form by the quickest means (e.g. airmail), but not in or into any jurisdiction where it would be unlawful to do so, to the holder for execution or, if he or she has executed a power of attorney, lodge this Form with Capita Corporate Registrars Plc, PO Box 7117, Dublin 2, Ireland or by hand with Capita Corporate Registrars Plc, Unit 5, Manor Street Business Park, Manor Street, Dublin 7, Ireland after it has been signed by the attorney. In the latter case, the attorney should sign in the presence of a witness who should also sign this Form and the original power of attorney (or a copy thereof duly certified in accordance with section 21 of the Irish Power of Attorney Act, 1996) must be lodged with this Form for noting. No other signatures are acceptable. The power of attorney will be returned as desired.

4.      If the sole holder has died:

A grant of probate or letters of administration must be taken out in respect of the relevant JSG Shares. If the grant of probate or letters of administration has/have been registered with Capita Corporate Registrars Plc by post with Capita Corporate Registrars Plc, PO Box 7117, Dublin 2, Ireland or by hand with Capita Corporate Registrars Plc, Unit 5, Manor Street Business Park, Manor Street, Dublin 7, Ireland, this Form must be signed by the personal representative(s) of the deceased holder, each in the presence of a witness who must also sign this Form. This Form should then be lodged with Capita Corporate Registrars at the same address together with the relevant share certificate(s) and/or other document(s) of title. If the grant of probate or letters of administration has/have not been registered with Capita Corporate Registrars Plc the personal representative(s) or the prospective personal representative(s) should sign this Form, each in the presence of a witness who must also sign this Form and forward it to Capita Corporate Registrars with the relevant share certificate(s) and/or other document(s) of title. However, the grant of probate or letters of administration must be lodged before the consideration due under the Offer can be forwarded to the personal representative(s).

5.      If one of the joint holders has died:

This completed Form should be signed by all the surviving holders, each in the presence of a witness, who must also sign this Form. This Form should then be lodged by post with Capita Corporate Registrars Plc, PO Box 7117, Dublin 2, Ireland or by hand with Capita Corporate Registrars Plc, Unit 5, Manor Street Business Park, Manor Street, Dublin 7, Ireland, with the relevant share certificate(s) and/or other document(s) of title and accompanied by the death certificate or the grant of probate or letters of administration in respect of the deceased joint holder.

6.      If your JSG Shares are in certificated form and the certificate(s) are held by your stockbroker, bank or other agent:

If your share certificate(s) and/or other document(s) of title is/are with your bank, stockbroker or other agent, you should complete this Form and, if the certificate(s) and/or other document(s) of title is/are readily available, arrange for this Form to be lodged by such agent with Capita Corporate Registrars Plc at the address given in paragraph 3 above, accompanied by the share certificate(s) and/or other document(s) of title.

If your share certificates and/or other documents of title is/are not readily available, complete, sign and lodge this form with Capita Corporate Registrars, by post with Capita Corporate Registrars Plc, PO Box 7117, Dublin 2, Ireland or by hand with Capita Corporate Registrars Plc, Unit 5, Manor Street Business Park, Manor Street, Dublin 7, Ireland, together with a letter stating that the share certificate(s) and/or other document(s) of title will follow, and then arrange for the outstanding share certificate(s) and/or other document(s) of title to be forwarded as soon as possible thereafter. It will be helpful for your agent to be informed of the full terms of the Offer. No acknowledgment of receipt of documents will be given.

7.      If your JSG Shares are in certificated form and any share certificate has been lost:

This completed Form, together with any share certificate(s) and/or other document(s) of title which may be available, should be lodged with Capita Corporate Registrars Plc at the address given in paragraph 3 above, accompanied by a letter stating that you have lost one or more of your share certificate(s) and/or other document(s) of title, no later than 1.00 p.m. (Dublin time), 8.00 a.m. (New York time) on 6 August 2002. You should write as soon as possible to Capita Corporate Registrars Plc, by post to Capita Corporate Registrars Plc, PO Box 7117, Dublin 2, Ireland or by hand to Capita Corporate Registrars Plc, Unit 5, Manor Street Business Park, Manor Street, Dublin 7, Ireland, to obtain a letter of indemnity which, when completed in accordance with the instructions given, should be returned to Capita Corporate Registrars Plc, at the address given in paragraph 3 above. No acknowledgement of receipt of documents will be given.

8.      If your JSG Shares are in CREST:

You should take the action contained in paragraph 10 of Part B of Appendix II to the accompanying Offer Document to transfer your JSG Shares to an escrow balance. You are reminded to keep a record of the Form of Acceptance Reference Number (which appears next to Box 4 on Page 3 of this Form) so that such number can be inserted into the TTE instruction.

If you are a CREST sponsored member, you should refer to your CREST sponsor before completing this Form, as only your CREST sponsor will be able to send the necessary TTE instruction to CRESTCo.

9.      If you are not resident in Ireland, the United States or the United Kingdom:

The attention of JSG Shareholders not resident in Ireland, the United States or the United Kingdom is drawn to paragraph 8 of Part B of Appendix II to the Offer Document.

Subject to the Irish Takeover Rules and US federal securities law, MDCP Acquisitions and Deutsche Bank reserve the right to treat as valid, in whole or in part, any acceptance of the Offer which is not entirely in order or which is not accompanied by (as applicable) the relevant transfer to escrow or the relevant share certificate(s) and/or other document(s) of title, or which is received by it at a place or places other than set out on this Form. In that event, no payment of cash or delivery of Loan Note Certificates under the Offer will be made until after (as applicable) the relevant transfer to escrow has settled or the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to Deutsche Bank have been received.

Helpline

If you require further assistance on completing this Form, please contact Capita Corporate Registrars Plc on telephone number (01) 810 2494 or if calling from outside Ireland on +353 1 810 2494 or by post at Capita Corporate Registrars Plc, PO Box 7117, Dublin 2, Ireland or by hand at Capita Corporate Registrars Plc, Unit 5, Manor Street Business Park, Manor Street, Dublin 7, Ireland.

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Notes regarding the completion and lodging of this Form
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